AMENDED, RESTATED AND CONSOLIDATED PROMISSORY NOTE

$425,000,000                                                  December 13, 1999
                                                             New York, New York

         This Amended, Restated and Consolidated Promissory Note, dated as of December 13, 1999, by 1290 PARTNERS, L.P., a Delaware limited partnership (the "Borrower"), to GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (the "Lender").

                              W I T N E S S E T H :
                              - - - - - - - - - --

         A. Lender is the present owner and holder of those certain bonds and promissory notes described on Exhibit A attached hereto and made a part hereof (collectively, the "Existing Notes"), which Existing Notes evidence an indebtedness of Borrower to Lender in the outstanding principal amount of $425,000,000.

         B. Borrower and Lender have agreed in the manner hereinafter set forth to (i) combine and consolidate the Existing Notes and the respective indebtednesses evidenced thereby and (ii) amend, modify and restate in their entirety the terms and provisions of the Existing Notes, as so combined and consolidated, on the terms and conditions hereinafter set forth.

         C. Borrower intends these Recitals to be a material part of this Note.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         I. The Existing Notes and the respective indebtednesses evidenced thereby are each hereby combined and consolidated so that together they shall constitute in law but one indebtedness in the principal sum of $425,000,000, together with interest thereon as hereinafter provided, and the terms, covenants, conditions and provisions of the Existing Notes, as so combined and consolidated, are hereby modified, amended and restated in their entirety so that henceforth the terms, covenants, conditions and provisions of the Existing Notes shall read and be as set forth in this Note and Borrower agrees to comply with and be subject to all of the terms, covenants and conditions of this Note.

         II. The parties hereto certify that this Note evidences the same indebtedness evidenced by the Existing Notes and evidences no further or other indebtedness or obligation. Neither this Note nor anything contained herein shall be construed as a novation of Borrower's indebtedness to Lender or of the Existing Notes, which shall remain in full force and effect as hereby consolidated, confirmed, modified, restated and superseded.



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         III.  This  Note  is an  extension  and  continuation  of the  existing indebtedness evidenced by the Existing Notes and is issued in replacement of and substitution for the Existing Notes.

         IV. The Existing Notes, as consolidated, modified and restated in their entirety pursuant to this Note, and the obligations of Borrower thereunder, are hereby ratified and confirmed, and shall remain in full force and effect until the full performance and satisfaction of all obligations of Borrower hereunder.

         NOW, THEREFORE, Borrower and Lender agree as follows:

         Borrower hereby promises to pay to the Lender, for the account of its respective Applicable Lending Offices provided for by the Agreement referred to below, at the principal office of General Electric Capital Corporation, 125 Park Avenue, New York, New York 10017, the principal sum of Four Hundred Twenty-Five Million Dollars ($425,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

         The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loans made by the Lender.

         This Note is one of the Notes referred to in the Loan Agreement dated as of December 13, 1999 (as modified and supplemented and in effect from time to time, the "Agreement") between the Borrower, the lenders party thereto (including the Lender) and General Electric Capital Corporation, as Administrative Agent, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

         The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

         Except as permitted by Sections 11.9 and 11.24 of the Agreement, this Note may not be assigned by the Lender to any other Person.


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         Notwithstanding  anything  to the  contrary  in this  Note,  Borrower's liability under this Note is subject to the limitations on liability provisions of Article 12 of the Loan Agreement, the terms and provisions of which are incorporated herein by reference.


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         This Note shall be governed by, and construed in accordance with, the law of the State of New York.



BORROWER:           1290 PARTNERS, L.P., a Delaware limited partnership

                    By:  1290 GP Corp., a Delaware corporation, its
                         general partner

                         By:/s/ Andrew S. Cohen
                            ------------------------------------------
                            Name:  Andrew S. Cohen
                            Title: Vice President



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